Redwood Empire Bancorp Declares Quarterly Cash Dividend

SANTA ROSA, CA -- 04/02/2004 -- Redwood Empire Bancorp (NASDAQ: REBC) today announced that its Board of Directors has declared a quarterly cash dividend of twenty-one cents per share on the Company's Common Stock. The dividend is payable on April 30, 2004 to shareholders of record on April 15, 2004.

Redwood Empire Bancorp is the holding company for National Bank of the Redwoods, a commercial bank. The Company operates through branches in Sonoma, Mendocino and Lake Counties.

Contact:
Kim McClaran
VP/Chief Financial Officer
(707) 522-5204